UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2011
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (Address of principal executive offices, including ZIP code)
(713) 499-6200 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation ofthe registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 2, 2011, U.S. Concrete, Inc. (the “Company”) held its 2011 annual meeting of stockholders (the “Annual Meeting”). The proposals to be considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on June 21, 2011 (the “Proxy”).  To permit additional time to solicit stockholder votes, the Annual Meeting was adjourned until August 16, 2011 at 1:00 p.m. local time.  The reconvened meeting will be held at Newark Airport Marriott, 1 Hotel Road, Newark, NJ 07114. The record date of June 7, 2011 remains unchanged.

On August 2, 2011, the Board of Directors (the "Board") of the Company formed a Nominating and Corporate Governance Committee (the "Committee") comprised of the Board's five independent directors, Eugene I. Davis, Curt M. Cellar, Michael D. Lundin, Robert M. Rayner and Colin M. Sutherland. The Committee's responsibilities include identifying qualified individuals to become Board members, determining the composition of the Board and its committees, monitoring and assessing Board effectiveness and developing and implementing the Company's corporate governance policies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: August 2, 2011	By: /s/ James C. Lewis
James C. Lewis
Senior Vice President and
Chief Financial Officer